UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2018
CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)
Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554

(Commission File Number)	(IRS Employer Identification No.)

5335 Triangle Parkway, Peachtree Corners, Georgia	30092

(Address of Principal Executive Offices)	(Zip Code)
(404) 300-1000

(Registrant's Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934.
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure
Subsequent to December 31, 2017, the Company has realigned its operating segments by moving to a global service line reporting structure consisting of Crawford Claim Solutions, Crawford TPA Solutions: Broadspire, and Crawford Specialty Solutions. The Company's revised operating segments are comprised of the following:
Crawford Claims Solutions, which services the global property and casualty market. This is comprised of Claims Field Operations, WeGoLook and Catastrophe Services service lines previously reported within the U.S. Services and International segments.
Crawford TPA Solutions: Broadspire, which provides third party administration for workers' compensation, auto and liability, disability absence management, medical management, and accident and health to corporations, brokers and insurers worldwide. This is comprised of the previously reported Broadspire segment and third party administration services within the International segment.
Crawford Specialty Solutions, which consists of Global Technical Services, Contractor Connection, and Garden City Group service lines. This is comprised of the previously reported Garden City Group segment and the Global Technical Services and Contractor Connection service lines within U.S. Services and International segments.

Our discussion and analysis of segment operating expenses is comprised of two components: "Direct Compensation, Fringe Benefits & Non-Employee Labor" and "Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor."
"Direct Compensation, Fringe Benefits & Non-Employee Labor" includes direct compensation, payroll taxes, and benefits provided to the employees of each segment, as well as payments to outsourced service providers that augment our staff in each segment. As a service company, these costs represent our most significant and variable operating expenses. As part of our segment realignment, costs of all administrative functions are managed centrally, including certain administrative functions whose costs were previously recorded within operating segments. Previously, direct compensation, payroll taxes, and benefits for certain of these functions were recorded as "Direct Compensation, Fringe Benefits & Non-Employee Labor" within our segment results. In the new structure, these administrative costs are considered indirect costs and are allocated to each segment based on usage and reflected within "Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor" of each operating segment. In addition to allocated corporate and shared costs, "Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor" includes travel and entertainment, office rent and occupancy costs, automobile expenses, office operating expenses, data processing costs, cost of risk, professional fees, and amortization and depreciation expense other than amortization of customer-relationship intangible assets.
The Company's financial statements for the succeeding interim and annual periods will disclose the operating segments under the new basis with prior periods restated to reflect the change. Attached hereto as Exhibit 99.1 and incorporated herein by this reference are the historical results of operations for each quarter of 2016 and 2017 revised to conform to the current presentation of the Company's reportable segments.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Schedule of Revised Reportable Segment Data
The information contained in this current report on Form 8-K and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company with the SEC, whether made before or after the date hereof, regardless of any general incorporation by reference language in such filing, unless expressly incorporated by specific reference to such filing. The information, including the exhibits hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

EXHIBIT INDEX

Number	Descriptions

99.1	Schedule of Revised Reportable Segment Data